UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

ICON Leasing Fund Twelve, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-138661	20-5651009
(State or Other Jurisdiction ofIncorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2007, ICON Leasing Fund Twelve, LLC (the “Registrant”) entered into a Loan Modification Agreement (the “Modification Agreement”) with California Bank & Trust (“CB&T”).  Pursuant to the terms of the Modification Agreement, the Registrant became a permitted borrower under, and party to, the Commercial Loan Agreement dated as of August 31, 2005, as amended December 26, 2006 (the “Loan Agreement”), between CB&T and certain of the Registrant’s affiliates (ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC and ICON Leasing Fund Eleven, LLC).

The Loan Agreement provides for a revolving line of credit of up to $17,000,000 pursuant to a senior secured revolving loan facility (the "Facility") which is secured by certain collateral of the borrowers. Each of the borrowers under the Facility (including the Registrant) is jointly and severally liable for all amounts outstanding under the Facility.  As of June 20, 2007, there was approximately $6,600,000 outstanding under the Facility.  Although the Registrant does not have any outstanding borrowings under the Facility, as a result of its entry into the Loan Modification Agreement it is jointly and severally liable for the outstanding balance.

Availability under the Facility is subject to a borrowing base that is determined, subject to certain limitations, based on the present value of the future receivables under certain lease agreements in which the borrowers have a beneficial interest.  The interest rate on any advances made under the Facility is the prime rate established by CB&T.  In addition, however, the borrowers may elect to have up to five advances under the Facility made at an interest rate equal to the rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market, plus 2.50% per year. The Facility matures, and the borrowers ability to borrow under the Facility, expires on September 30, 2008.

The foregoing is a summary description of certain terms of the Modification Agreement and is qualified in its entirety by the text of the Loan Agreement, the amendment to the Loan Agreement dated December 26, 2006, and the Modification Agreement, each of which is attached as an Exhibit to this Current Report on Form 8−K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1           Commercial Loan Agreement dated as of August 31, 2005 between California Bank & Trust and ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC and ICON Leasing Fund Eleven, LLC.

10.2           Loan Modification Agreement dated as of December 26, 2006 between California Bank & Trust and ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC and ICON Leasing Fund Eleven, LLC.

10.3           Loan Modification Agreement dated as of June 20, 2007 between California Bank & Trust and ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC and ICON Leasing Fund Twelve, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND TWELVE, LLC
By:  ICON CAPITAL CORP., its Manager

Dated:  June 25, 2007
By: /s/ Thomas W. Martin
Thomas W. Martin
Chairman, Chief Executive Officer and President